Exhibit 99.1
PRESS RELEASE
STELLAR BANCORP, INC. REPORTS
THIRD QUARTER 2022 RESULTS
HOUSTON, October 28, 2022 - (NASDAQ: STEL) The merger of equals between CBTX, Inc. (CBTX) and Allegiance Bancshares, Inc. (Allegiance) became effective as of October 1, 2022, with the combined company renamed Stellar Bancorp, Inc. This press release includes the pre-merger financial results of stand-alone CBTX and stand-alone Allegiance for the periods presented. As such, these financial results do not include the impact of purchase accounting adjustments related to the merger.
Stellar Bancorp, Inc. (Stellar), formerly known as CBTX, reported net income of $12.7 million and diluted earnings per share of $0.52 for the third quarter 2022 compared to net income of $14.4 million and diluted earnings per share of $0.59 for the third quarter 2021. Net income for the nine months ended September 30, 2022 was $35.0 million, or $1.43 per diluted share, compared to $36.1 million, or $1.47 per diluted share, for the nine months ended September 30, 2021.
Allegiance reported net income of $14.3 million and diluted earnings per share of $0.71 for the third quarter 2022 compared to net income of $19.1 million and diluted earnings per share of $0.93 for the third quarter 2021. Net income for the nine months ended September 30, 2022 was $49.4 million, or $2.42 per diluted share, compared to $60.0 million, or $2.95 per diluted share, for the nine months ended September 30, 2021.

Third Quarter 2022 Financial Highlights

•CBTX highlights
◦Loans held for investment grew 12.3% (annualized), or $93.5 million, during the third quarter 2022 to $3.13 billion
◦Net interest income increased 23.3%, or $8.1 million, compared to the second quarter of 2022
◦Tax equivalent net interest margin increased 76 basis points to 4.25% compared to the second quarter of 2022

•Allegiance highlights
◦Loans held for investment grew 22.4% (annualized), or $243.1 million, during the third quarter 2022 to $4.59 billion
◦Net interest income increased 5.6%, or $3.2 million, compared to the second quarter of 2022
◦Tax equivalent net interest margin increased 32 basis points to 3.85% compared to the second quarter of 2022

	CBTX, Inc.		Allegiance Bancshares, Inc.
	3Q 2022	2Q 2022	3Q 2022	2Q 2022
	(Dollars in thousands, except per share data)
Net income	$12,747	$11,707	$14,286	$16,437
Pre-tax, pre-provision income(A)	$17,140	$14,660	$19,654	$22,282
Earnings per share, diluted	$0.52	$0.48	$0.71	$0.80
Efficiency ratio(B)	63.11%	61.84%	69.18%	62.96%
Acquisition and merger-related expenses	$5,897	$1,100	$10,551	$1,667
Adjusted pre-tax, pre-provision income(A)(C)	$23,037	$15,760	$30,205	$23,949
Adjusted efficiency ratio(A)(C)	50.42%	58.98%	52.61%	60.19%
(A)Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on pages 11 and 18 of this Earnings Release.
(B)Refer to the calculation of the efficiency ratio on pages 5 and 12 for CBTX and Allegiance, respectively.
(C)Adjusted results exclude the impact of acquisition and merger-related expenses.

“We are proud to have closed the merger between CBTX and Allegiance to become Stellar,” said Stellar’s Chief Executive Officer Robert R. Franklin, Jr. “Both of our organizations entered this merger from tremendous positions of strength and with great momentum, providing Stellar a solid foundation upon which to build.”
“Our teams have worked diligently to ensure a successful integration of these two organizations. Together we are stronger and committed to providing value for our shareholders as we drive purposeful growth, deliver continued personalized service and invest in the communities that we serve,” concluded Franklin.

CBTX, Inc. Third Quarter 2022 Results
CBTX’s net interest income in the third quarter 2022 increased $11.8 million, or 37.6%, to $43.0 million from $31.2 million for the third quarter 2021 and increased $8.1 million, or 23.3%, from $34.9 million for the second quarter 2022. These increases were primarily due to increased interest income on loans and interest-bearing deposits at other financial institutions as a result of changes in market interest rates and increases in average loans and securities. The net interest margin on a tax equivalent basis increased 103 basis points to 4.25% for the third quarter 2022 from 3.22% for the third quarter 2021 and increased 76 basis points from 3.49% for the second quarter 2022.
Noninterest income for the third quarter 2022 was $3.4 million, a decrease of $2.1 million, or 38.0%, compared to $5.6 million for the third quarter 2021 and a decrease of $97 thousand, or 2.7%, compared to $3.5 million for the second quarter 2022. The decrease in noninterest income of $2.1 million during the three months ended September 30, 2022 compared to the three months ended September 30, 2021, was primarily due to the impact of earnings on bank-owned life insurance and related gains of $1.9 million during the third quarter of 2021.
Noninterest expense for the third quarter 2022 increased $4.9 million, or 20.3%, to $29.3 million from $24.4 million for the third quarter 2021 and increased $5.6 million, or 23.4%, compared to the second quarter of 2022. The increase in noninterest expense for the third quarter of 2022 compared to the third quarter of 2021, was primarily due to acquisition and merger-related expenses associated with the merger with Allegiance, partially offset by a decrease in professional and director fees, primarily related to BSA/AML compliance matters and legal fees incurred during the third quarter of 2021. The increase in noninterest expense for the third quarter of 2022 compared to the second quarter of 2022 was primarily due to greater acquisition and merger-related expenses.
CBTX’s efficiency ratio decreased to 63.11% for the third quarter 2022 compared to 66.21% for the third quarter 2021 and increased from 61.84% for the second quarter 2022. Third quarter 2022 annualized returns on average assets, average equity and average tangible equity were 1.16%, 9.40% and 11.15%, respectively, compared to 1.37%, 10.15% and 11.95% for the third quarter 2021. Annualized returns on average assets, average equity and average tangible equity for the second quarter 2022 were 1.08%, 8.75% and 10.38%, respectively. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 11.
Financial Condition
CBTX’s total assets at September 30, 2022 increased $62.7 million, or 1.5%, to $4.27 billion compared to $4.21 billion at September 30, 2021 and decreased $50.5 million, or 4.6% (annualized), compared to $4.32 billion at June 30, 2022.
Total gross loans at September 30, 2022 increased $517.7 million, or 19.8%, to $3.13 billion compared to $2.61 billion at September 30, 2021, primarily due to organic loan growth, and increased $93.5 million, or 12.3% (annualized) compared to $3.03 billion at June 30, 2022 due to the increase in organic loans.
Deposits at September 30, 2022 increased $192.1 million, or 5.4%, to $3.72 billion compared to $3.53 billion at September 30, 2021 and decreased $32.9 million, or 3.5% (annualized), compared to $3.76 billion at June 30, 2022.
Asset Quality
CBTX’s nonperforming assets totaled $22.4 million, or 0.52% of total assets, at September 30, 2022 compared to $20.6 million, or 0.49% of total assets, at September 30, 2021 and $28.3 million, or 0.65% of total assets at June 30, 2022. The allowance for credit losses on loans as a percentage of total loans, excluding loans held for sale, was 1.04% at September 30, 2022, 1.23% at September 30, 2021 and 1.06% at June 30, 2022.
The provision for credit losses for the third quarter 2022 was $1.0 million compared to the recapture of provision for credit losses of $4.9 million for the third quarter 2021 and the provision for credit losses of $126 thousand for the second quarter 2022.
Third quarter 2022 net charge-offs were $33 thousand, or 0.00% (annualized) of average loans, compared to net recoveries of $82 thousand, or 0.01% (annualized) of average loans, for the third quarter 2021 and net recoveries of $166 thousand, or 0.02% (annualized) of average loans, for the second quarter 2022.
Allegiance Bancshares, Inc. Third Quarter 2022 Results
Allegiance’s net interest income in the third quarter 2022 increased $2.5 million, or 4.3%, to $60.7 million from $58.2 million for the third quarter 2021 and increased $3.2 million, or 5.6%, from $57.5 million for the second quarter 2022. These increases were primarily due to increased interest income on securities and loans as a result of changes in market interest rates. The net interest margin on a tax equivalent basis decreased 5 basis points to 3.85% for the third quarter 2022 from 3.90% for the third quarter 2021 and increased 32 basis points from 3.53% for the second quarter 2022. The decrease in the margin over the prior year was primarily due to the increase in funding costs. The increase in the margin over the prior quarter was primarily due to changes in market interest rates and the composition of earning assets.
Noninterest income for the third quarter 2022 was $3.0 million, an increase of $896 thousand, or 42.7%, compared to $2.1 million for the third quarter 2021 and an increase of $291 thousand, or 10.8%, compared to $2.7 million for the second quarter 2022. Third quarter 2022 other noninterest income included increased income from Small Business Investment Company investments.

Noninterest expense for the third quarter 2022 increased $9.7 million, or 28.4%, to $44.0 million from $34.3 million for the third quarter 2021 and increased $6.1 million, or 16.2%, compared to the second quarter of 2022. These increases in noninterest expense over the prior periods were primarily due to greater acquisition and merger-related expenses associated with the merger with CBTX.
Allegiance’s efficiency ratio increased to 69.18% for the third quarter 2022 compared to 56.91% for the third quarter 2021 and 62.96% for the second quarter 2022. Third quarter 2022 annualized returns on average assets, average equity and average tangible equity were 0.84%, 7.90% and 11.78%, respectively, compared to 1.14%, 9.45% and 13.49% for the third quarter 2021. Annualized returns on average assets, average equity and average tangible equity for the second quarter 2022 were 0.94%, 8.86% and 13.00%, respectively. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 18.
    Financial Condition
Allegiance’s total assets at September 30, 2022 decreased $29.4 million, or 0.4%, to $6.73 billion compared to $6.76 billion at September 30, 2021 and decreased $1.4 million, or 0.1% (annualized), compared to $6.73 billion at June 30, 2022.
Total gross loans at September 30, 2022 increased $302.4 million, or 7.1%, to $4.59 billion compared to $4.29 billion at September 30, 2021, primarily due to organic loan growth, and increased $243.1 million, or 22.4% (annualized) compared to $4.35 billion at June 30, 2022, primarily due to the increase in organic loans. Core loans, which exclude Paycheck Protection Program (PPP) loans, increased $574.6 million, or 14.4%, to $4.57 billion at September 30, 2022 from $4.00 billion at September 30, 2021 and increased $257.1 million, or 23.8% (annualized), from $4.32 billion at June 30, 2022.
Deposits at September 30, 2022 decreased $6.2 million, or 0.1%, to $5.66 billion compared to $5.67 billion at September 30, 2021 and decreased $219.9 million, or 15.0% (annualized), compared to $5.88 billion at June 30, 2022.
    Asset Quality
Allegiance’s nonperforming assets totaled $21.6 million, or 0.32% of total assets, at September 30, 2022 compared to $29.8 million, or 0.44% of total assets, at September 30, 2021 and $28.2 million, or 0.42% of total assets at June 30, 2022. The allowance for credit losses on loans as a percentage of total loans was 1.14% at September 30, 2022, 1.18% at September 30, 2021 and 1.16% at June 30, 2022.
The provision for credit losses for the third quarter 2022 was $2.0 million compared to the provision for credit losses of $2.3 million for the third quarter 2021 and the provision for credit losses of $2.1 million for the second quarter 2022.
Third quarter 2022 net recoveries were $245 thousand, or 0.02% (annualized) of average loans, compared to net charge-offs of $450 thousand, or 0.04% (annualized) of average loans, for the third quarter 2021 and net charge-offs of $571 thousand, or 0.05% (annualized) of average loans, for the second quarter 2022.
Share Repurchase Authorization
On September 22, 2022, the Board of Directors of CBTX authorized the repurchase of up to $40 million of outstanding CBTX (now Stellar) common stock through September 30, 2023. Repurchases under this program may be made from time to time through open market purchases, privately negotiated transactions or such other manners as will comply with applicable laws and regulations. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions and other corporate liquidity requirements and priorities. The repurchase program does not obligate Stellar to purchase any particular number of shares and there is no guarantee as to the exact dollar amount or number of shares that will be repurchased by Stellar. Stellar may suspend, modify or terminate the program at any time and for any reason, without prior notice.
GAAP Reconciliation of Non-GAAP Financial Measures
Stellar’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on pages 11 and 18 of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
As previously announced, Stellar’s management team will host a conference call and webcast on Friday, October 28, 2022 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss third quarter 2022 results of stand-alone CBTX and stand-alone Allegiance. Individuals and investment professionals may register for the conference call at https://register.vevent.com/register/BId5b581acd6f143fdb46c9666597c0d84 to receive the dial-in numbers and unique PIN to access the call. If you need assistance in obtaining a dial-in number, please contact IR@stellarbancorpinc.com. A simultaneous audio-only webcast may be accessed via the Investor Relations section of Stellar’s website at https://IR.stellarbancorpinc.com/events-and-presentations. If you are unable to participate during the live webcast, the webcast will be accessible via the Investor Relations section of Stellar’s website at IR.stellarbancorpinc.com.

About Stellar Bancorp, Inc.
Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. Stellar’s principal banking subsidiary, created by the merger of Allegiance Bank and CommunityBank of Texas, N.A. and to be renamed Stellar Bank upon system conversion, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across the Houston, Dallas, Beaumont and surrounding communities in Texas.
Investor relations:
IR@stellarbancorpinc.com
Forward-Looking Statements
Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the merger of CBTX, Inc. (now Stellar Bancorp, Inc.)(the "Company") and Allegiance Bancshares, Inc. ("Allegiance"), including future financial performance and operating results, the combined company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology.
All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: (1) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized; (2) disruption to our business as a result of the merger; (3) the risk that the integration of our operations will be materially delayed or will be more costly or difficult than we expected or that we are otherwise unable to successfully integrate our legacy businesses; (4) the amount of the costs, fees, expenses and charges related to the merger; (5) reputational risk and the reaction of our customers, suppliers, employees or other business partners to the merger; (6) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (7) the dilution caused by Stellar’s issuance of additional shares of its common stock in the merger; (8) general competitive, economic, political and market conditions; and (9) other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms.
Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and the Joint Proxy Statement/Prospectus regarding the merger that CBTX filed with the SEC on April 7, 2022 pursuant to Rule 424(b)(3) and Allegiance’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https:// www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

CBTX, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	2022			2021		2022	2021
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)
Net income (loss)	$12,747	$11,707	$10,595	$(545)	$14,421	$35,049	$36,143

Earnings (loss) per share, basic	$0.52	$0.48	$0.43	$(0.02)	$0.59	$1.43	$1.48
Earnings (loss) per share, diluted	$0.52	$0.48	$0.43	$(0.02)	$0.59	$1.43	$1.47
Dividends per share	$0.13	$0.13	$0.13	$0.13	$0.13	$0.39	$0.39

Return on average assets(A)	1.16%	1.08%	0.97%	(0.05%)	1.37%	1.07%	1.19%
Return on average equity(A)	9.40%	8.75%	7.67%	(0.38%)	10.15%	8.60%	8.70%
Return on average tangible equity(A)(B)	11.15%	10.38%	9.03%	(0.45%)	11.95%	10.18%	10.27%
Net interest margin (tax equivalent)(A)(C)	4.25%	3.49%	3.22%	3.07%	3.22%	3.65%	3.40%
Efficiency ratio(D)	63.11%	61.84%	64.94%	99.78%	66.21%	63.28%	67.76%

Capital Ratios
CBTX, Inc.(Consolidated)
Equity to assets	11.74%	12.19%	12.14%	12.53%	13.41%	11.74%	13.41%
Tangible equity to tangible assets(B)	9.96%	10.44%	10.44%	10.85%	11.64%	9.96%	11.64%
Estimated common equity tier 1 capital	14.05%	14.49%	14.97%	15.31%	16.87%	14.05%	16.87%
Estimated tier 1 risk-based capital	14.05%	14.49%	14.97%	15.31%	16.87%	14.05%	16.87%
Estimated total risk-based capital	15.09%	15.53%	16.06%	16.42%	18.12%	15.09%	18.12%
Estimated tier 1 leverage capital	11.42%	11.48%	11.08%	11.22%	11.69%	11.42%	11.69%
CommunityBank of Texas
Estimated common equity tier 1 capital	13.81%	13.77%	14.13%	14.43%	15.88%	13.81%	15.88%
Estimated tier 1 risk-based capital	13.81%	13.77%	14.13%	14.43%	15.88%	13.81%	15.88%
Estimated total risk-based capital	14.85%	14.82%	15.22%	15.54%	17.13%	14.85%	17.13%
Estimated tier 1 leverage capital	11.22%	10.91%	10.47%	10.58%	11.01%	11.22%	11.01%

Other Data
Weighted average shares:
Basic	24,345	24,493	24,497	24,437	24,432	24,445	24,462
Diluted	24,464	24,593	24,605	24,575	24,544	24,552	24,572
Period end shares outstanding	24,015	24,425	24,502	24,488	24,420	24,015	24,420
Book value per share	$20.88	$21.56	$22.03	$22.96	$23.12	$20.88	$23.12
Tangible book value per share(B)	$17.38	$18.11	$18.58	$19.50	$19.65	$17.38	$19.65
Employees - full-time equivalents	487	491	503	506	520	487	520
(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 11 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)Represents total noninterest expense divided by the sum of net interest income plus noninterest income.

CBTX, Inc.
Financial Highlights
(Unaudited)

	2022			2021
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
ASSETS
Cash and due from banks	$41,219	$41,951	$47,718	$27,689	$50,642
Interest-bearing deposits at other financial institutions	329,229	442,015	723,273	922,457	948,143
Total cash and cash equivalents	370,448	483,966	770,991	950,146	998,785
Available for sale securities, at fair value	511,282	550,083	547,979	425,046	359,539
Equity investments	17,835	18,073	17,101	17,727	17,349
Loans held for sale	—	—	748	164	327
Loans held for investment	3,126,421	3,032,914	2,879,880	2,867,524	2,608,402
Less: allowance for credit losses on loans	(32,577)	(32,087)	(31,442)	(31,345)	(32,208)
Loans, net	3,093,844	3,000,827	2,848,438	2,836,179	2,576,194
Premises and equipment, net	55,594	56,010	56,665	58,417	59,235
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets, net	3,188	3,353	3,540	3,658	3,702
Bank owned life insurance	74,274	73,898	73,527	73,156	72,771
Operating lease right-to-use assets	10,992	11,324	10,850	11,191	11,527
Deferred tax assets, net	29,581	22,699	16,724	9,973	9,760
Other assets	23,843	21,120	18,464	19,394	18,980
Total assets	$4,271,831	$4,322,303	$4,445,977	$4,486,001	$4,209,119
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$1,780,473	$1,810,275	$1,801,323	$1,784,981	$1,628,144
Interest-bearing
Demand	415,970	445,149	444,571	468,361	386,196
Money market and savings	1,273,855	1,239,978	1,348,300	1,336,690	1,257,961
Certificates and other time	253,476	261,232	227,031	241,252	259,334
Total interest-bearing deposits	1,943,301	1,946,359	2,019,902	2,046,303	1,903,491
Total deposits	3,723,774	3,756,634	3,821,225	3,831,284	3,531,635
Operating lease liabilities	13,748	14,169	13,752	14,142	14,556
Federal Home Loan Bank advances	—	—	50,000	50,000	50,000
Other liabilities	32,884	24,821	21,277	28,450	48,335
Total liabilities	3,770,406	3,795,624	3,906,254	3,923,876	3,644,526
SHAREHOLDERS’ EQUITY:
Common stock	240	253	253	253	253
Capital surplus	308,197	334,104	336,214	335,846	335,226
Retained earnings	262,804	253,180	244,672	237,165	241,012
Treasury stock	—	(14,046)	(14,196)	(14,196)	(14,334)
Accumulated other comprehensive (loss) income	(69,816)	(46,812)	(27,220)	3,057	2,436
Total shareholders’ equity	501,425	526,679	539,723	562,125	564,593
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,271,831	$4,322,303	$4,445,977	$4,486,001	$4,209,119

CBTX, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	2022			2021		2022	2021
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Interest and fees on loans	$39,058	$31,768	$31,221	$29,882	$30,765	$102,047	$94,723
Securities	3,046	2,937	2,292	1,796	1,435	8,275	3,940
Interest-bearing deposits at other financial institutions	2,408	1,238	348	383	340	3,994	740
Equity investments	161	158	154	168	157	473	461
Total interest income	44,673	36,101	34,015	32,229	32,697	114,789	99,864

INTEREST EXPENSE:
Deposits	1,661	1,178	1,164	1,180	1,227	4,003	3,844
Federal Home Loan Bank advances	—	51	221	222	221	272	663
Other interest-bearing liabilities	—	—	—	17	—	—	—
Total interest expense	1,661	1,229	1,385	1,419	1,448	4,275	4,507
NET INTEREST INCOME	43,012	34,872	32,630	30,810	31,249	110,514	95,357
Provision (recapture) for credit losses for loans	523	479	20	(901)	(5,057)	1,022	(8,961)
Provision (recapture) for credit losses for unfunded commitments	489	(353)	415	(306)	162	551	(605)
Total provision (recapture) for credit losses	1,012	126	435	(1,207)	(4,895)	1,573	(9,566)
Net interest income after provision (recapture) for credit losses	42,000	34,746	32,195	32,017	36,144	108,941	104,923

NONINTEREST INCOME:
Deposit account service charges	1,320	1,386	1,370	1,370	1,352	4,076	3,712
Card interchange fees	1,056	1,135	1,037	1,081	1,048	3,228	3,119
Earnings on bank-owned life insurance	376	371	371	385	2,323	1,118	3,103
Net gain on sales of assets	85	58	530	910	360	673	918
Other	612	596	2,021	354	479	3,229	1,312
Total noninterest income	3,449	3,546	5,329	4,100	5,562	12,324	12,164

NONINTEREST EXPENSE:
Salaries and employee benefits	14,706	14,698	15,254	16,609	15,000	44,658	43,922
Occupancy expense	2,595	2,386	2,371	2,606	2,660	7,352	7,778
Professional and director fees	836	1,140	879	756	1,167	2,855	5,271
Data processing and software	1,502	1,210	1,763	1,716	1,629	4,475	4,866
Regulatory fees	599	803	614	8,366	478	2,016	1,535
Advertising, marketing and business development	350	366	249	263	493	965	1,288
Telephone and communications	348	349	454	471	516	1,151	1,529
Security and protection expense	386	170	324	439	425	880	1,352
Amortization of intangibles	165	172	181	179	182	518	559
Acquisition and merger-related expenses	5,897	1,100	784	1,293	400	7,781	1,689
Other expenses	1,937	1,364	1,779	2,134	1,422	5,080	3,065
Total noninterest expense	29,321	23,758	24,652	34,832	24,372	77,731	72,854
INCOME BEFORE INCOME TAXES	16,128	14,534	12,872	1,285	17,334	43,534	44,233
Provision for income taxes	3,381	2,827	2,277	1,830	2,913	8,485	8,090
NET INCOME (LOSS)	$12,747	$11,707	$10,595	$(545)	$14,421	$35,049	$36,143

EARNINGS PER SHARE
Basic	$0.52	$0.48	$0.43	$(0.02)	$0.59	$1.43	$1.48
Diluted	$0.52	$0.48	$0.43	$(0.02)	$0.59	$1.43	$1.47

CBTX, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate(A)	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate(A)	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate(A)
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Total loans(B)	$3,074,655	$39,058	5.04%	$2,897,335	$31,768	4.40%	$2,702,248	$30,765	4.52%
Securities	552,901	3,046	2.19%	562,518	2,937	2.09%	327,968	1,435	1.74%
Interest-bearing deposits at other financial institutions	428,196	2,408	2.23%	593,255	1,238	0.84%	854,406	340	0.16%
Equity investments	13,393	161	4.77%	13,386	158	4.73%	13,367	157	4.66%
Total interest-earning assets	4,069,145	$44,673	4.36%	4,066,494	$36,101	3.56%	3,897,989	$32,697	3.33%
Allowance for credit losses on loans	(32,106)			(31,081)			(36,945)
Noninterest-earning assets	318,761			315,133			313,901
Total assets	$4,355,800			$4,350,546			$4,174,945
Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing deposits	$1,954,854	$1,661	0.34%	$1,939,990	$1,178	0.24%	$1,895,617	$1,227	0.26%
Federal Home Loan Bank advances	—	—	0.00%	5,495	51	3.72%	50,000	221	1.75%
Total interest-bearing liabilities	1,954,854	$1,661	0.34%	1,945,485	$1,229	0.25%	1,945,617	$1,448	0.30%
Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	1,822,323			1,825,400			1,612,985
Other liabilities	40,684			42,861			52,712
Total noninterest-bearing liabilities	1,863,007			1,868,261			1,665,697
Shareholders' equity	537,939			536,800			563,631
Total liabilities and shareholders' equity	$4,355,800			$4,350,546			$4,174,945
Net interest income		$43,012			$34,872			$31,249
Net interest spread(C)			4.02%			3.31%			3.03%
Net interest margin(D)			4.19%			3.44%			3.18%
Net interest margin - tax equivalent(E)			4.25%			3.49%			3.22%
(A)Annualized.
(B)Includes average outstanding balances related to loans held for sale.
(C)Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(D)Net interest margin is equal to net interest income divided by average interest-earning assets.
(E)Tax equivalent adjustments of $578 thousand, $478 thousand and $369 thousand for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively, were computed using a federal income tax rate of 21%.

CBTX, Inc.
Financial Highlights
(Unaudited)

	Nine Months Ended September 30,
	2022			2021
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate(A)	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate(A)
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Total loans(B)	$2,953,607	$102,047	4.62%	$2,812,449	$94,723	4.50%
Securities	537,889	8,275	2.06%	296,958	3,940	1.77%
Interest-bearing deposits at other financial institutions	595,458	3,994	0.90%	668,119	740	0.15%
Equity investments	13,386	473	4.72%	14,679	461	4.20%
Total interest-earning assets	4,100,340	$114,789	3.74%	3,792,205	$99,864	3.52%
Allowance for credit losses on loans	(31,599)			(39,594)
Noninterest-earning assets	313,938			318,009
Total assets	$4,382,679			$4,070,620
Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing deposits	$1,971,247	$4,003	0.27%	$1,846,211	$3,844	0.28%
Federal Home Loan Bank advances	18,315	272	1.99%	50,000	663	1.77%
Total interest-bearing liabilities	1,989,562	$4,275	0.29%	1,896,211	4,507	0.32%
Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	1,803,702			1,568,071
Other liabilities	44,479			50,966
Total noninterest-bearing liabilities	1,848,181			1,619,037
Shareholders' equity	544,936			555,372
Total liabilities and shareholders' equity	$4,382,679			$4,070,620
Net interest income		$110,514			$95,357
Net interest spread(C)			3.45%			3.20%
Net interest margin(D)			3.60%			3.36%
Net interest margin - tax equivalent(E)			3.65%			3.40%
(A)Annualized.
(B)Includes average outstanding balances related to loans held for sale.
(C)Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(D)Net interest margin is equal to net interest income divided by average interest-earning assets.
(E)Tax equivalent adjustments of $1.5 million and $989 thousand for the nine months ended September 30, 2022 and 2021, respectively, were computed using a federal income tax rate of 21%.

CBTX, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2022			2021
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
Loan Portfolio:
Commercial and industrial	$568,071	$581,443	$600,990	$634,384	$596,251
Real estate:
Commercial real estate	1,242,118	1,181,620	1,142,646	1,091,969	1,029,137
Construction and development	507,570	560,903	473,326	460,719	393,541
1-4 family residential	288,456	264,428	263,213	277,273	204,151
Multi-family residential	370,391	300,582	279,099	286,396	285,852
Consumer	24,509	26,810	28,230	28,090	27,930
Agriculture	11,185	8,036	6,287	7,941	8,780
Other	123,591	118,153	95,187	89,655	71,915
Gross loans	3,135,891	3,041,975	2,888,978	2,876,427	2,617,557
Less allowance for credit losses	(32,577)	(32,087)	(31,442)	(31,345)	(32,208)
Less deferred fees and unearned discount	(9,470)	(9,061)	(8,350)	(8,739)	(8,828)
Less loans held for sale	—	—	(748)	(164)	(327)
Loans, net	$3,093,844	$3,000,827	$2,848,438	$2,836,179	$2,576,194

Deposits:
Interest-bearing demand accounts	$415,970	$445,149	$444,571	$468,361	$386,196
Money market accounts	1,144,969	1,109,265	1,218,082	1,209,659	1,139,167
Savings accounts	128,886	130,713	130,218	127,031	118,794
Certificates and other time deposits, $100,000 or greater	161,975	169,616	127,798	134,775	140,740
Certificates and other time deposits, less than $100,000	91,501	91,616	99,233	106,477	118,594
Total interest-bearing deposits	1,943,301	1,946,359	2,019,902	2,046,303	1,903,491
Noninterest-bearing deposits	1,780,473	1,810,275	1,801,323	1,784,981	1,628,144
Total deposits	$3,723,774	$3,756,634	$3,821,225	$3,831,284	$3,531,635

Asset Quality:
Nonaccrual loans	$22,410	$28,273	$22,083	$22,568	$20,585
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	22,410	28,273	22,083	22,568	20,585
Other real estate	—	—	—	—	—
Total nonperforming assets	$22,410	$28,273	$22,083	$22,568	$20,585

Net charge-offs (recoveries)	$33	$(166)	$(77)	$(38)	$(82)

Nonaccrual loans:
Commercial and industrial	$7,985	$8,312	$8,765	$9,090	$9,773
Real estate:
Commercial real estate	11,076	16,481	11,363	11,512	10,419
Construction and development	139	143	140	142	—
1-4 family residential	3,176	3,302	1,777	1,784	351
Multi-family residential	—	—	—	—	—
Consumer	—	—	—	—	—
Agriculture	—	—	—	—	—
Other	34	35	38	40	42
Total nonaccrual loans	$22,410	$28,273	$22,083	$22,568	$20,585

Asset Quality Ratios:
Nonperforming assets to total assets	0.52%	0.65%	0.50%	0.50%	0.49%
Nonperforming loans to loans excluding loans held for sale	0.72%	0.93%	0.77%	0.79%	0.79%
Allowance for credit losses on loans to nonperforming loans	145.37%	113.49%	142.38%	138.89%	156.46%
Allowance for credit losses on loans to loans excluding loans held for sale	1.04%	1.06%	1.09%	1.09%	1.23%
Net charge-offs (recoveries) to average loans (annualized)	0.00%	(0.02%)	(0.01%)	(0.01%)	(0.01%)

CBTX, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)
CBTX’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. CBTX believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing CBTX’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, CBTX reviews pre-tax, pre-provision income, adjusted pre-tax, pre-provision income, adjusted efficiency ratio, tangible book value per share, return on average tangible equity and the ratio of tangible equity to tangible assets for internal planning and forecasting purposes. CBTX has included in this earnings release information relating to these non-GAAP financial measures for the applicable periods presented.  These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which CBTX calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Nine Months Ended
	2022			2021		2022	2021
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$12,747	$11,707	$10,595	$(545)	$14,421	$35,049	$36,143
Add: Provision for credit losses	1,012	126	435	(1,207)	(4,895)	1,573	(9,566)
Add: Provision for income taxes	3,381	2,827	2,277	1,830	2,913	8,485	8,090
Pre-tax, pre-provision income	$17,140	$14,660	$13,307	$78	$12,439	$45,107	$34,667

Pre-tax, pre-provision income	$17,140	$14,660	$13,307	$78	$12,439	$45,107	$34,667
Add: Acquisition and merger-related expenses	5,897	1,100	784	1,293	400	7,781	1,689
Adjusted pre-tax, pre-provision income	$23,037	$15,760	$14,091	$1,371	$12,839	$52,888	$36,356

Total noninterest expense	$29,321	$23,758	$24,652	$34,832	$24,372	$77,731	$72,854
Acquisition and merger-related expenses	5,897	1,100	784	1,293	400	7,781	1,689
Net interest income	43,012	34,872	32,630	30,810	31,249	110,514	95,357
Total noninterest income	3,449	3,546	5,329	4,100	5,562	12,324	12,164
Adjusted efficiency ratio(A)	50.42%	58.98%	62.88%	96.07%	65.12%	56.94%	66.19%

Total shareholders' equity	$501,425	$526,679	$539,723	$562,125	$564,593	$501,425	$564,593
Less: Goodwill and other intangible assets, net	84,138	84,303	84,490	84,608	84,652	84,138	84,652
Tangible shareholders’ equity	$417,287	$442,376	$455,233	$477,517	$479,941	$417,287	$479,941

Shares outstanding at end of period	24,015	24,425	24,502	24,488	24,420	24,015	24,420

Tangible book value per share	$17.38	$18.11	$18.58	$19.50	$19.65	$17.38	$19.65

Net income	$12,747	$11,707	$10,595	$(545)	$14,421	$35,049	$36,143

Average shareholders' equity	$537,939	$536,800	$560,315	$568,167	$563,631	$544,936	$555,372
Less: Average goodwill and other intangible assets, net	84,242	84,413	84,584	84,643	84,753	84,413	84,901
Average tangible shareholders’ equity	$453,697	$452,387	$475,731	$483,524	$478,878	$460,523	$470,471

Return on average tangible equity(B)	11.15%	10.38%	9.03%	(0.45%)	11.95%	10.18%	10.27%

Total assets	$4,271,831	$4,322,303	$4,445,977	$4,486,001	$4,209,119	$4,271,831	$4,209,119
Less: Goodwill and other intangible assets, net	84,138	84,303	84,490	84,608	84,652	84,138	84,652
Tangible assets	$4,187,693	$4,238,000	$4,361,487	$4,401,393	$4,124,467	$4,187,693	$4,124,467

Tangible equity to tangible assets	9.96%	10.44%	10.44%	10.85%	11.64%	9.96%	11.64%
(A)Represents total noninterest expense, excluding acquisition and merger-related expenses, divided by the sum of net interest income plus noninterest income. Additionally, taxes and provision for credit losses are not part of this calculation.
(B)Interim periods annualized.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	2022			2021		2022	2021
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$14,286	$16,437	$18,657	$21,558	$19,060	$49,380	$59,995

Earnings per share, basic	$0.72	$0.81	$0.92	$1.06	$0.94	$2.44	$2.97
Earnings per share, diluted	$0.71	$0.80	$0.91	$1.06	$0.93	$2.42	$2.95
Dividends per share	$0.14	$0.14	$0.14	$0.12	$0.12	$0.42	$0.36

Return on average assets(A)	0.84%	0.94%	1.04%	1.23%	1.14%	0.94%	1.25%
Return on average equity(A)	7.90%	8.86%	9.40%	10.60%	9.45%	8.74%	10.30%
Return on average tangible equity(A)(B)	11.78%	13.00%	13.35%	15.05%	13.49%	12.75%	14.89%
Net interest margin (tax equivalent)(A)(C)	3.85%	3.53%	3.30%	3.57%	3.90%	3.55%	4.03%
Efficiency ratio(D)	69.18%	62.96%	58.32%	60.68%	56.91%	63.62%	58.24%

Capital Ratios
Allegiance Bancshares, Inc.(Consolidated)
Equity to assets	9.75%	10.48%	10.52%	11.49%	11.81%	9.75%	11.81%
Tangible equity to tangible assets(B)	6.47%	7.21%	7.44%	8.42%	8.58%	6.47%	8.58%
Estimated common equity tier 1 capital	11.39%	12.06%	12.28%	12.47%	12.37%	11.39%	12.37%
Estimated tier 1 risk-based capital	11.58%	12.26%	12.49%	12.69%	12.60%	11.58%	12.60%
Estimated total risk-based capital	14.66%	15.47%	15.76%	16.08%	16.13%	14.66%	16.13%
Estimated tier 1 leverage capital	9.00%	8.65%	8.37%	8.53%	8.76%	9.00%	8.76%
Allegiance Bank
Estimated common equity tier 1 capital	12.20%	12.51%	12.48%	12.63%	12.81%	12.20%	12.81%
Estimated tier 1 risk-based capital	12.20%	12.51%	12.48%	12.63%	12.81%	12.20%	12.81%
Estimated total risk-based capital	14.12%	14.50%	14.50%	14.71%	14.98%	14.12%	14.98%
Estimated tier 1 leverage capital	9.49%	8.83%	8.37%	8.49%	8.91%	9.49%	8.91%

Other Data
Weighted average shares:
Basic	19,942	20,357	20,363	20,260	20,221	20,219	20,188
Diluted	20,114	20,530	20,526	20,423	20,411	20,376	20,369
Period end shares outstanding	19,837	20,154	20,378	20,337	20,218	19,837	20,218
Book value per share	$33.08	$35.00	$36.90	$40.15	$39.50	$33.08	$39.50
Tangible book value per share(B)	$21.19	$23.25	$25.24	$28.43	$27.67	$21.19	$27.67
Employees - full-time equivalents	562	578	586	594	603	562	603
(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 18 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for credit losses are not part of this calculation.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	2022			2021
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
ASSETS
Cash and due from banks	$16,449	$17,547	$26,629	$23,961	$23,903
Interest-bearing deposits at other financial institutions	102,118	275,290	672,755	733,548	879,858
Total cash and cash equivalents	118,567	292,837	699,384	757,509	903,761
Available for sale securities, at fair value	1,618,995	1,709,321	1,790,707	1,773,765	1,211,476
Loans held for investment	4,591,912	4,348,833	4,283,514	4,220,486	4,289,469
Less: allowance for credit losses on loans	(52,147)	(50,242)	(49,215)	(47,940)	(50,491)
Loans, net	4,539,765	4,298,591	4,234,299	4,172,546	4,238,978
Accrued interest receivable	29,697	29,882	31,505	33,392	33,523
Premises and equipment, net	57,837	58,482	62,168	63,708	65,140
Other real estate owned	—	—	—	—	1,397
Federal Home Loan Bank stock	16,843	4,078	9,376	9,358	8,326
Bank owned life insurance	28,305	28,170	28,374	28,240	28,101
Goodwill	223,642	223,642	223,642	223,642	223,642
Core deposit intangibles, net	12,406	13,156	13,907	14,658	15,482
Other assets	84,285	73,605	56,001	28,136	29,935
Total assets	$6,730,342	$6,731,764	$7,149,363	$7,104,954	$6,759,761
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing	$2,465,839	$2,394,719	$2,353,604	$2,243,085	$2,086,683
Interest-bearing
Demand	956,920	1,016,381	1,070,855	869,984	594,959
Money market and savings	1,471,690	1,510,008	1,552,853	1,643,745	1,604,222
Certificates and other time	766,270	959,524	1,185,015	1,290,825	1,381,014
Total interest-bearing deposits	3,194,880	3,485,913	3,808,723	3,804,554	3,580,195
Total deposits	5,660,719	5,880,632	6,162,327	6,047,639	5,666,878
Accrued interest payable	2,673	1,500	3,086	1,753	3,296
Borrowed funds	257,000	—	89,959	89,956	139,954
Subordinated debt	109,241	109,109	108,978	108,847	108,715
Other liabilities	44,407	35,194	33,073	40,291	42,326
Total liabilities	6,074,040	6,026,435	6,397,423	6,288,486	5,961,169
SHAREHOLDERS’ EQUITY:
Common stock	19,837	20,154	20,378	20,337	20,218
Capital surplus	491,878	504,165	512,284	510,797	507,948
Retained earnings	307,975	296,477	282,896	267,092	247,966
Accumulated other comprehensive (loss) income	(163,388)	(115,467)	(63,618)	18,242	22,460
Total shareholders’ equity	656,302	705,329	751,940	816,468	798,592
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,730,342	$6,731,764	$7,149,363	$7,104,954	$6,759,761

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Nine Months Ended
	2022			2021		2022	2021
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$58,025	$53,835	$52,370	$56,855	$58,176	$164,230	$173,858
Securities:
Taxable	6,655	5,571	5,068	3,933	2,998	17,294	7,956
Tax-exempt	2,594	2,557	2,525	2,526	2,498	7,676	7,383
Deposits in other financial institutions	608	877	340	317	221	1,825	356
Total interest income	67,882	62,840	60,303	63,631	63,893	191,025	189,553

INTEREST EXPENSE:
Demand, money market and savings deposits	3,527	1,859	1,347	1,277	1,267	6,733	4,088
Certificates and other time deposits	1,664	1,922	2,156	2,391	2,583	5,742	9,237
Borrowed funds	499	114	186	434	436	799	1,444
Subordinated debt	1,502	1,463	1,442	1,425	1,441	4,407	4,324
Total interest expense	7,192	5,358	5,131	5,527	5,727	17,681	19,093
NET INTEREST INCOME	60,690	57,482	55,172	58,104	58,166	173,344	170,460
Provision for credit losses	1,962	2,143	1,814	(2,577)	2,295	5,919	255
Net interest income after provision for credit losses	58,728	55,339	53,358	60,681	55,871	167,425	170,205

NONINTEREST INCOME:
Nonsufficient funds fees	145	126	116	156	131	387	308
Service charges on deposit accounts	527	560	527	476	425	1,614	1,195
Gain (loss) on sale of securities	42	(17)	—	—	—	25	49
Loss on sale of other real estate and repossessed assets	—	—	—	(89)	—	—	(176)
Bank owned life insurance	135	342	133	139	125	610	415
Debit card and ATM card income	869	880	819	834	771	2,568	2,162
Other	1,277	813	2,423	938	647	4,513	2,155
Total noninterest income	2,995	2,704	4,018	2,454	2,099	9,717	6,108

NONINTEREST EXPENSE:
Salaries and employee benefits	22,013	21,864	22,728	22,918	22,335	66,605	67,259
Net occupancy and equipment	2,129	2,220	2,205	2,194	2,335	6,554	6,950
Depreciation	1,003	1,012	1,033	1,103	1,060	3,048	3,151
Data processing and software amortization	2,541	2,522	2,498	2,264	2,222	7,561	6,598
Professional fees	485	662	138	1,008	620	1,285	2,017
Regulatory assessments and FDIC insurance	1,134	1,256	1,261	949	883	3,651	2,458
Core deposit intangibles amortization	750	751	751	824	824	2,252	2,472
Communications	359	363	341	395	358	1,063	1,011
Advertising	385	483	462	481	481	1,330	1,211
Other real estate expense	93	65	59	69	137	217	479
Acquisition and merger-related expenses	10,551	1,667	451	1,408	603	12,669	603
Other	2,588	5,039	2,590	3,131	2,438	10,217	8,601
Total noninterest expense	44,031	37,904	34,517	36,744	34,296	116,452	102,810
INCOME BEFORE INCOME TAXES	17,692	20,139	22,859	26,391	23,674	60,690	73,503
Provision for income taxes	3,406	3,702	4,202	4,833	4,614	11,310	13,508
NET INCOME	$14,286	$16,437	$18,657	$21,558	$19,060	$49,380	$59,995

EARNINGS PER SHARE
Basic	$0.72	$0.81	$0.92	$1.06	$0.94	$2.44	$2.97
Diluted	$0.71	$0.80	$0.91	$1.06	$0.93	$2.42	$2.95

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$4,456,174	$58,025	5.17%	$4,303,714	$53,835	5.02%	$4,336,443	$58,176	5.32%
Securities	1,709,470	9,249	2.15%	1,778,745	8,128	1.83%	1,070,851	5,496	2.04%
Deposits in other financial institutions	160,340	608	1.50%	535,546	877	0.66%	588,859	221	0.15%
Total interest-earning assets	6,325,984	$67,882	4.26%	6,618,005	$62,840	3.81%	5,996,153	$63,893	4.23%
Allowance for credit losses on loans	(50,609)			(49,290)			(49,381)
Noninterest-earning assets	442,511			450,584			680,682
Total assets	$6,717,886			$7,019,299			$6,627,454

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$978,531	$2,380	0.96%	$1,044,493	$927	0.36%	$576,144	$324	0.22%
Money market and savings deposits	1,500,083	1,147	0.30%	1,566,376	932	0.24%	1,565,965	943	0.24%
Certificates and other time deposits	877,231	1,664	0.75%	1,088,664	1,922	0.71%	1,363,121	2,583	0.75%
Borrowed funds	68,752	499	2.88%	50,116	114	0.91%	139,844	436	1.24%
Subordinated debt	109,177	1,502	5.46%	109,045	1,463	5.38%	108,652	1,441	5.26%
Total interest-bearing liabilities	3,533,774	$7,192	0.81%	3,858,694	$5,358	0.56%	3,753,726	$5,727	0.61%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	2,424,884			2,382,230			2,031,399
Other liabilities	41,792			34,249			42,183
Total liabilities	6,000,450			6,275,173			5,827,308
Shareholders' equity	717,436			744,126			800,146
Total liabilities and shareholders' equity	$6,717,886			$7,019,299			$6,627,454

Net interest rate spread			3.45%			3.25%			3.62%

Net interest income and margin		$60,690	3.81%		$57,482	3.48%		$58,166	3.85%

Net interest income and net interest margin (tax equivalent)		$61,418	3.85%		$58,238	3.53%		$58,873	3.90%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Nine Months Ended September 30,
	2022			2021
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$4,331,288	$164,230	5.07%	$4,482,684	$173,858	5.19%
Securities	1,774,149	24,970	1.88%	913,078	15,339	2.25%
Deposits in other financial institutions	498,456	1,825	0.49%	328,238	356	0.15%
Total interest-earning assets	6,603,893	$191,025	3.87%	5,724,000	$189,553	4.43%
Allowance for credit losses on loans	(49,422)			(51,802)
Noninterest-earning assets	441,767			758,774
Total assets	$6,996,238			$6,430,972

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,031,006	$3,856	0.50%	$523,272	$1,021	0.26%
Money market and savings deposits	1,549,969	2,877	0.25%	1,555,791	3,067	0.26%
Certificates and other time deposits	1,069,011	5,742	0.72%	1,354,000	9,237	0.91%
Borrowed funds	69,492	799	1.54%	146,244	1,444	1.32%
Subordinated debt	109,046	4,407	5.40%	108,522	4,324	5.33%
Total interest-bearing liabilities	3,828,524	$17,681	0.62%	3,687,829	19,093	0.69%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	2,373,489			1,923,584
Other liabilities	39,123			40,568
Total liabilities	6,241,136			5,651,981
Shareholders' equity	755,102			778,991
Total liabilities and shareholders' equity	$6,996,238			$6,430,972

Net interest rate spread			3.25%			3.74%

Net interest income and margin		$173,344	3.51%		$170,460	3.98%

Net interest income and net interest margin (tax equivalent)		$175,578	3.55%		$172,477	4.03%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2022			2021
	September 30	June 30	March 31	December 31	September 30
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$732,636	$727,068	$714,450	$693,559	$728,897
Paycheck Protection Program (PPP)	17,827	31,855	78,624	145,942	290,028
Real estate:
Commercial real estate (including multi-family residential)	2,407,039	2,265,155	2,197,502	2,104,621	2,073,521
Commercial real estate construction and land development	513,248	450,694	453,473	439,125	382,610
1-4 family residential (including home equity)	699,636	682,066	669,306	685,071	683,919
Residential construction	183,563	155,017	136,760	117,901	104,638
Consumer and other	37,963	36,978	33,399	34,267	25,856
Total loans	$4,591,912	$4,348,833	$4,283,514	$4,220,486	$4,289,469

Deposits:
Interest-bearing demand accounts	$956,920	$1,016,381	$1,070,855	$869,984	$594,959
Money market and savings	1,471,690	1,510,008	1,552,853	1,643,745	1,604,222
Certificates and other time	766,270	959,524	1,185,015	1,290,825	1,381,014
Total interest-bearing deposits	3,194,880	3,485,913	3,808,723	3,804,554	3,580,195
Noninterest-bearing deposits	2,465,839	2,394,719	2,353,604	2,243,085	2,086,683
Total deposits	$5,660,719	$5,880,632	$6,162,327	$6,047,639	$5,666,878

Asset Quality:
Nonaccrual loans	$21,551	$28,225	$26,275	$24,127	$28,369
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	21,551	28,225	26,275	24,127	28,369
Other real estate	—	—	—	—	1,397
Total nonperforming assets	$21,551	$28,225	$26,275	$24,127	$29,766

Net (recoveries) charge-offs	$(245)	$571	$317	$1,353	$450

Nonaccrual loans:
Commercial and industrial	$6,916	$9,145	$7,809	$8,358	$10,247
Real estate:
Commercial real estate (including multi-family residential)	10,392	14,409	15,259	12,639	14,629
Commercial real estate construction and land development	241	1,511	—	63	53
1-4 family residential (including home equity)	3,854	3,040	3,065	2,875	3,224
Residential construction	—	—	—	—	—
Consumer and other	148	120	142	192	216
Total nonaccrual loans	$21,551	$28,225	$26,275	$24,127	$28,369

Asset Quality Ratios:
Nonperforming assets to total assets	0.32%	0.42%	0.37%	0.34%	0.44%
Nonperforming loans to total loans	0.47%	0.65%	0.61%	0.57%	0.66%
Allowance for credit losses on loans to nonperforming loans	241.97%	178.01%	187.31%	198.70%	177.98%
Allowance for credit losses on loans to total loans	1.14%	1.16%	1.15%	1.14%	1.18%
Net (recoveries) charge-offs to average loans (annualized)	(0.02%)	0.05%	0.03%	0.13%	0.04%

Allegiance Bancshares, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)
Allegiance’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Allegiance believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Allegiance’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Allegiance reviews pre-tax, pre-provision income, adjusted pre-tax, pre-provision income, adjusted efficiency ratio, tangible book value per share, return on average tangible equity and the ratio of tangible equity to tangible assets for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Nine Months Ended
	2022			2021		2022	2021
	September 30	June 30	March 31	December 31	September 30	September 30	September 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$14,286	$16,437	$18,657	$21,558	$19,060	$49,380	$59,995
Add: Provision for credit losses	1,962	2,143	1,814	(2,577)	2,295	5,919	255
Add: Provision for income taxes	3,406	3,702	4,202	4,833	4,614	11,310	13,508
Pre-tax, pre-provision income	$19,654	$22,282	$24,673	$23,814	$25,969	$66,609	$73,758

Pre-tax, pre-provision income	$19,654	$22,282	$24,673	$23,814	$25,969	$66,609	$73,758
Add: Acquisition and merger-related expenses	10,551	1,667	451	1,408	603	12,669	603
Adjusted pre-tax, pre-provision income	$30,205	$23,949	$25,124	$25,222	$26,572	$79,278	$74,361

Total noninterest expense	$44,031	$37,904	$34,517	$36,744	$34,296	$116,452	$102,810
Acquisition and merger-related expenses	10,551	1,667	451	1,408	603	12,669	603
Net interest income	60,690	57,482	55,172	58,104	58,166	173,344	170,460
Total noninterest income	2,995	2,704	4,018	2,454	2,099	9,717	6,108
Gain on sale of securities	42	(17)	—	—	—	25	49
Adjusted efficiency ratio(A)	52.61%	60.19%	57.55%	58.35%	55.91%	56.69%	57.87%

Total shareholders' equity	$656,302	$705,329	$751,940	$816,468	$798,592	$656,302	$798,592
Less: Goodwill and core deposit intangibles, net	236,048	236,798	237,549	238,300	239,124	236,048	239,124
Tangible shareholders’ equity	$420,254	$468,531	$514,391	$578,168	$559,468	$420,254	$559,468

Shares outstanding at end of period	19,837	20,154	20,378	20,337	20,218	19,837	20,218

Tangible book value per share	$21.19	$23.25	$25.24	$28.43	$27.67	$21.19	$27.67

Net income	$14,286	$16,437	$18,657	$21,558	$19,060	$49,380	$59,995

Average shareholders' equity	$717,436	$744,126	$804,704	$806,941	$800,146	$755,102	$778,991
Less: Average goodwill and core deposit intangibles, net	236,399	237,153	237,925	238,700	239,497	237,153	240,325
Average tangible shareholders’ equity	$481,037	$506,973	$566,779	$568,241	$560,649	$517,949	$538,666

Return on average tangible equity(B)	11.78%	13.00%	13.35%	15.05%	13.49%	12.75%	14.89%

Total assets	$6,730,342	$6,731,764	$7,149,363	$7,104,954	$6,759,761	$6,730,342	$6,759,761
Less: Goodwill and core deposit intangibles, net	236,048	236,798	237,549	238,300	239,124	236,048	239,124
Tangible assets	$6,494,294	$6,494,966	$6,911,814	$6,866,654	$6,520,637	$6,494,294	$6,520,637

Tangible equity to tangible assets	6.47%	7.21%	7.44%	8.42%	8.58%	6.47%	8.58%
(A)Represents total noninterest expense, excluding acquisition and merger-related expenses, divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for credit losses are not part of this calculation.
(B)Interim periods annualized.